Exhibit 99.1

WisdomTree Announces Fourth Quarter and Year End 2012 Results

$1.1 billion of net inflows during quarter and $4.7 billion for the year

Record revenues up 46% from year ago quarter and 30% for the year

Net income more than tripled from year ago quarter and full year

New York, NY – (GlobeNewswire) – February 1, 2013 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) sponsor and asset manager, today reported net income of $5.3 million for the fourth quarter of 2012, up from $0.9 million in the fourth quarter of 2011 and $4.5 million in the third quarter of 2012. Excluding non-operating items related to patent litigation, ETF shareholder proxy and secondary offering, proforma operating income1 was $5.1 million for the fourth quarter of 2012, up from proforma operating income of $1.0 million in the fourth quarter of 2011 and $4.8 million in the third quarter of 2012.

For the full year, net income was $11.0 million in 2012, up from $3.1 million in 2011. Excluding non-operating items related to patent litigation, ETF shareholder proxy, secondary offering and initial exchange listing fees, proforma operating income1 was $14.8 million in 2012, up from proforma operating income of $4.0 million in 2011.

WisdomTree CEO and President Jonathan Steinberg commented, “WisdomTree captured $4.7 billion in net inflows for the full year as both our existing and new products powered our AUM and top line growth, resulting in record financial results. WisdomTree achieved substantial top line growth with record revenues and tripled its net income for the quarter and year.”

Mr. Steinberg continued, “2012 was a year of terrific execution and accomplishments for WisdomTree, with continued momentum into the new year. We have expanded our product set with additional equity and fixed income strategies, while hitting record asset milestones in several of our flagship funds. The ETF industry continues to demonstrate dynamic growth, posting a record $185 billion in net inflows for the year. We are continuing to invest in our business and position WisdomTree to take part in the fast-growing ETF market.”

Assets Under Management, Net Inflows and Market Share

ETF assets under management (“AUM”) were $18.3 billion at December 31, 2012, up from $12.2 billion at December 31, 2011 and $16.8 billion at September 30, 2012. Net inflows for the fourth quarter of 2012 were $1.1 billion compared to $0.8 billion in the fourth quarter of 2011 and $1.0 billion in the third quarter of 2012. WisdomTree’s market share of industry net inflows was 1.9% in the fourth quarter of 2012 as compared to 1.7% in the fourth quarter of 2011 and 2.0% in the third quarter of 2012.

[1]	Proforma operating income and other proforma amounts described below are non-GAAP financial measurements. Please see the section entitled “Non-GAAP Financial Measurements” for a reconciliation of these measurements to GAAP.

For the full year of 2012, net inflows were $4.7 billion as compared to $3.9 billion in 2011. WisdomTree’s market share of industry net inflows was 2.6% as compared to 3.3% in 2011.

Summary Operating and Financial Highlights

	Three Months Ended			Change From
Operating Highlights (in billions):	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Sept. 30, 2012	Dec. 31, 2011
ETF AUM	$18.3	$16.8	$12.2	9.0%	50.1%
ETF net inflows	$1.1	$1.0	$0.8	2.2%	40.1%
Average ETF AUM	$17.1	$15.8	$11.8	8.2%	44.2%
Average ETF advisory fee	0.54%	0.54%	0.54%	—	—
Market share of industry inflows	1.9%	2.0%	1.7%	(0.1)	0.2

Financial Highlights (in millions):
Total revenues	$23.6	$21.7	$16.2	8.8%	45.7%
Net income	$5.3	$4.5	$0.9	15.9%	nm
Proforma operating income (non-GAAP)	$5.1	$4.8	$1.0	6.9%	nm
Gross margin[2]	68%	68%	62%	—	+6
Pre-tax margin	22%	21%	6%	+1	+16
Proforma pre-tax margin	22%	22%	6%	—	+16

	Year Ended Dec. 31,
Operating Highlights (in billions):	2012	2011	Change
ETF AUM	$18.3	$12.2	50.1%
ETF net inflows	$4.7	$3.9	21.4%
Average ETF AUM	$15.6	$11.7	32.5%
Average ETF advisory fee	0.54%	0.55%	(0.01)
Market share of industry inflows	2.6%	3.3%	(0.7)

Financial Highlights (in millions):
Total revenues	$84.8	$65.2	30.1%
Net income	$11.0	$3.1	nm
Proforma operating income (non-GAAP)	$14.8	$4.0	nm
Gross margin	66%	61%	+5
Pre-tax margin	13%	5%	+8
Proforma pre-tax margin	18%	6%	+12

[2]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

Recent Business Developments

•	On November 6, 2012, WisdomTree announced a change from quarterly to monthly dividend distributions for the Company’s Domestic Dividend ETF family.

•	On November 8, 2012, WisdomTree announced Research Affiliates withdrew its patent infringement lawsuit against WisdomTree.

•

On November 12, 2012, WisdomTree announced the Company commenced a secondary offering for existing stockholders. On November 14, WisdomTree announced the pricing of the secondary offering. On December 19, WisdomTree announced underwriters exercised their option to purchase additional securities in connection with the previously announced offering.

•	On November 26, 2012, WisdomTree announced zero capital gains distributions for 2012 on all 35 Equity ETFs

•

On December 26, 2012, WisdomTree announced the WisdomTree Japan Hedged Equity Fund (DXJ) surpassed $1 Billion in AUM. On January 22, WisdomTree announced the WisdomTree Japan Hedged Equity Fund (DXJ) surpassed $2 billion in AUM.

•	On January 14, 2013, WisdomTree announced the WisdomTree Emerging Markets Equity Income Fund (DEM) surpassed $5 billion in AUM.

•	On January 23, 2013, WisdomTree announced the Company surpassed $20 billion in AUM.

•	On January 31, 2013, WisdomTree announced the launch of the WisdomTree Global Corporate Bond Fund (GLCB)

Performance

72% of the $15.4 billion invested in our 34 equity ETFs on December 31, 2012 were in funds that, since their respective inceptions, outperformed their capitalization-weighted or competitive benchmarks through that date. 68%, or 23 of our 34 equity ETFs, outperformed their capitalization-weighted or competitive benchmarks since their respective inception through December 31, 2012. For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Fourth Quarter Financial Discussion

Revenues

Total revenues increased 45.7% to a record $23.6 million as compared to the fourth quarter of 2011 and 8.8% compared to the third quarter of 2012 primarily due to higher average AUM. Our average fee earned was 0.54% in the fourth quarter of 2012, unchanged compared to the fourth quarter of 2011 and third quarter of 2012.

Margins

Our gross margin, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 68% in the fourth quarter of 2012 as compared to 62% in the fourth quarter of 2011 and was unchanged from the third quarter of 2012. Changes in our gross margin are primarily driven by changes in AUM and mix of AUM.

Our pre-tax margin was 22% in the fourth quarter of 2012 as compared to 6% in the fourth quarter of 2011 and 21% in the third quarter of 2012. Excluding non-operating items, proforma pre-tax operating margin was 22% in the fourth quarter of 2012 as compared to 6% in the fourth quarter of 2011 and was unchanged from the third quarter of 2012.

Expenses

Total expenses increased 19.9% to $18.3 million from $15.3 million in the fourth quarter of 2011 and increased 7.0% from $17.1 million in the third quarter of 2012. Excluding non-operating items, expenses increased 22.2% compared to the fourth quarter of 2011 and increased 9.4% compared to the third quarter of 2012.

	Three Months Ended			Change from
(in thousands)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Sept. 30, 2012	Dec. 31, 2011
Total expenses	$18,321	$17,128	$15,286	7.0%	19.9%
Less patent litigation expenses	(393)	(1,468)	(150)
Add back insurance reimbursement	217	1,249	—
Add back litigation settlement	700	—	—
Less secondary offering fees	(353)	—	—

Proforma operating expenses (non-GAAP)	$18,492	$16,909	$15,136	9.4%	22.2%

•

Compensation and benefits expense increased 30.6% to $6.2 million compared to the fourth quarter of 2011. This increase was primarily due to higher accrued incentive compensation due to our strong results, higher stock based compensation expense due to equity awards granted to our employees as part of their 2011 year end incentive compensation, as well as costs associated with higher headcount. Our headcount at the end of the fourth quarter of 2012 was 70 compared to 65 at the end of the fourth quarter of 2011.

Compensation and benefits expense increased 7.5% compared to the third quarter of 2012 primarily due to higher accrued incentive compensation.

•

Fund management and administration expenses increased 29.7% to $6.3 million compared to the fourth quarter of 2011. Higher average AUM resulted in a $0.8 million increase in portfolio management, fund administration and accounting, index licensing and distribution fees. We also incurred $0.3 million in tax fees related to our India ETF. This expense also increased due to additional ETFs we launched during the period. We launched two ETFs since the fourth quarter of 2011 and closed three at the end of 2012.

Fund management and administration expenses increased 11.8% compared to the third quarter of 2012 primarily due to the reasons described above.

•

Marketing and advertising expenses increased 31.7% to $1.6 million compared to the fourth quarter of 2011 and increased 88.7% compared to the third quarter of 2012 primarily due to higher levels of advertising related activities to support our growth.

•

Sales and business development expenses increased 6.3% to $1.1 million compared to the fourth quarter of 2011 and increased 26.7% compared to the third quarter of 2012 primarily due to higher levels of sales related activities.

•

Professional and consulting fees decreased 29.3% to $0.8 million compared to the fourth quarter of 2011 and decreased 39.6% compared to the third quarter of 2012 primarily due to lower variable stock based compensation. We will no longer incur variable stock based compensation after the fourth quarter of 2012.

•

Occupancy, communication and equipment expense increased 31.3% to $0.4 million compared to the fourth quarter of 2011. Beginning in the second quarter, we began occupying office space we had previously sub-leased to a third party. This expense declined slightly compared to the third quarter of 2012.

•

Third-party sharing arrangements expense increased 6.8% to $1.3 million compared to the fourth quarter of 2011 and increased 8.9% compared to the third quarter of 2012 due to higher profit sharing from our joint venture with BNY Mellon. This joint venture ended at the end of 2012.

•

Other expenses increased 23.8% to $0.8 million compared to the fourth quarter of 2011 primarily due to higher general and administrative expenses. This expense decreased 10.9% compared to the third quarter of 2012 primarily due to lower public company related expenses.

•

Litigation – We incurred $0.4 million in expenses in the fourth quarter of 2012 related to our patent infringement lawsuit of which $0.2 million will be reimbursed by our insurance carrier. In addition, we received a settlement payment of $0.7 million from Research Affiliates in connection with the resolution of the litigation.

•

We incurred $0.4 million in expenses related to the public offering of shares held by two of our stockholders in November of 2012. The Company did not issue any new shares in the offering but was required to pay for these fees under the registration rights agreement with these stockholders.

Full Year Results

Total revenues increased 30.1% to $84.8 million in 2012 as compared to $65.2 in 2011. This increase was due to higher average AUM, which increased 32.5%, primarily due to $4.7 billion of ETF net inflows. Our average fee decreased to 0.54% from 0.55% due to a change in mix of our AUM.

Total expenses increased 18.9% to $73.8 million over the comparable period. Excluding non-operating items related to our patent litigation, ETF shareholder proxy, initial exchange listing, and secondary offering, expenses increased 14.4% to $70.0 million from $61.2 million. This increase was primarily due to higher compensation and benefits related expenses due to higher accrued incentive compensation, stock based compensation, and expenses associated with higher headcount; higher fund management and administration expenses due to higher average asset balances; and higher marketing related expenses to support our growth.

Balance Sheet

As of December 31, 2012, WisdomTree had total assets of $63.4 million which consisted primarily of cash and cash equivalents of $41.2 million and investments of $11.0 million. The Company has no debt. There were approximately 126.6 million shares of common stock issued as of December 31, 2012. Fully diluted weighted average shares outstanding were 138.0 million for 2012.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, February 1, 2013 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets;

•	anticipated levels of inflows into and outflows out of our exchange traded funds;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•

We have only a limited operating history and, as a result, recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•

Challenging market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETF shareholders to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•

Most of our assets under management are held in ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•

We derive a substantial portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•

We derive a substantial portion of our revenue from a limited number of products and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the assets under management of those funds.

•	The WisdomTree ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•

We depend on other third parties to provide many critical services to operate our business and the WisdomTree ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETF shareholders.

•

We may from time to time in the future be, involved in legal proceedings that could require significant management time and attention, possibly resulting in significant expense or in an unfavorable outcome, which could have a material adverse effect on our business, financial conditions, results of operations and cash flows.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc. is a New York-based exchange-traded fund (“ETF”) sponsor and asset manager. WisdomTree currently offers 47 ETFs across Equities, Currency Income, Fixed Income and Alternatives asset classes. WisdomTree also licenses its indexes to third parties for proprietary products and promotes the use of WisdomTree ETFs in 401(k) plans. WisdomTree currently has approximately $20.7 billion in ETF assets under management. For more information, please visit www.wisdomtree.com.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its wholly owned subsidiaries WisdomTree Asset Management, Inc. and WisdomTree Retirement Services, Inc. WisdomTree Asset Management, Inc. is a registered investment advisor and is the investment advisor to the WisdomTree Trust and the WisdomTree ETFs. The WisdomTree Trust is a registered open-end investment company. Each WisdomTree ETF is a series of the WisdomTree Trust. WisdomTree Retirement Services, Inc. supports the use of the WisdomTree ETFs in retirement plans by financial professionals.

Contact Information:

WisdomTree Investments, Inc.

Stuart Bell / Jessica Zaloom

+1.917.267.3702 / +1.917.267.3735

sbell@wisdomtree.com / jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Year Ended
	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011	% Change
						(Audited)
Revenues
ETF advisory fees	$23,379	$21,440	$16,025	9.0%	45.9%	$84,024	$64,366	30.5%
Other income	195	221	150	-11.8%	30.0%	774	794	-2.5%

Total revenues	23,574	21,661	16,175	8.8%	45.7%	84,798	65,160	30.1%
Expenses
Compensation and benefits	6,165	5,734	4,722	7.5%	30.6%	23,233	19,634	18.3%
Fund management and administration	6,343	5,671	4,891	11.8%	29.7%	23,020	19,882	15.8%
Marketing and advertising	1,627	862	1,235	88.7%	31.7%	5,363	4,475	19.8%
Sales and business development	1,053	831	991	26.7%	6.3%	3,586	3,603	-0.5%
Professional and consulting fees	788	1,305	1,114	-39.6%	-29.3%	4,603	4,307	6.9%
Occupancy, communication and equipment	369	374	281	-1.3%	31.3%	1,419	1,127	25.9%
Depreciation and amortization	82	79	67	3.8%	22.4%	307	267	15.0%
Third party sharing arrangements	1,300	1,194	1,217	8.9%	6.8%	5,468	5,651	-3.2%
Other	765	859	618	-10.9%	23.8%	2,976	2,243	32.7%
ETF shareholder proxy	—	—	—	n/a	n/a	3,264	—	n/a
Litigation, net	(524)	219	150	n/a	n/a	176	150	17.3%
Exchange listing and offering	353	—	—	n/a	n/a	353	729	-51.6%

Total expenses	18,321	17,128	15,286	7.0%	19.9%	73,768	62,068	18.9%

Income before provision for income taxes	5,253	4,533	889	15.9%	490.9%	11,030	3,092	256.7%

Provision for income taxes	—	—	—			—	—

Net income	$5,253	$4,533	$889	15.9%	490.9%	$11,030	$3,092	256.7%

Net income per share - basic	$0.04	$0.04	$0.01			$0.09	$0.03

Net income per share - diluted	$0.04	$0.03	$0.01			$0.08	$0.02

Weighted average common shares - basic	124,202	123,214	114,863			122,138	114,132

Weighted average common shares - diluted	138,417	138,458	135,682			137,968	135,539

WISDOMTREE INVESTMENTS, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Revenues
ETF advisory fees	$23,379	$21,440	$16,025	$84,024	$64,366
Other income	195	221	150	774	794

Total revenues	23,574	21,661	16,175	84,798	65,160
Operating expenses
Compensation and benefits	6,165	5,734	4,722	23,233	19,634
Fund management and administration	6,343	5,671	4,891	23,020	19,882
Marketing and advertising	1,627	862	1,235	5,363	4,475
Sales and business development	1,053	831	991	3,586	3,603
Professional and consulting fees	788	1,305	1,114	4,603	4,307
Occupancy, communication and equipment	369	374	281	1,419	1,127
Depreciation and amortization	82	79	67	307	267
Third party sharing arrangements	1,300	1,194	1,217	5,468	5,651
Other	765	859	618	2,976	2,243

Total proforma operating expenses	18,492	16,909	15,136	69,975	61,189

Proforma operating income	5,082	4,752	1,039	14,823	3,971
ETF shareholder proxy	—	—	—	3,264	—
Litigation, net	(524)	219	150	176	150
Exchange listing and offering	353	—	—	353	729

Income before provision for income taxes	5,253	4,533	889	11,030	3,092

Provision for income taxes	—	—	—	—	—

Net income	$5,253	$4,533	$889	$11,030	$3,092

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share amount)

	December 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,246	$25,630
Accounts receivable	9,348	5,625
Other current assets	1,273	1,601

Total current assets	51,867	32,856

Fixed assets, net	480	597
Investments	11,036	9,056
Other noncurrent assets	42	58

Total assets	$63,425	$42,567

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$6,924	$10,035
Compensation and benefits payable	2,156	4,168
Accounts payable and other liabilities	3,272	2,360

Total current liabilities	12,352	16,563

Other noncurrent liabilities	13	151

Total liabilities	12,365	16,714

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
issued: 126,554 and 116,703	1,265	1,167
outstanding: 125,272 and 115,392
Additional paid-in capital	177,826	163,747
Accumulated deficit	(128,031)	(139,061)

Total stockholders’ equity	51,060	25,853

Total liabilities and stockholders’ equity	$63,425	$42,567

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended
	December 31, 2012	December 31, 2011
	(Unaudited)
Cash flows from operating activities
Net income	$11,030	$3,092
Non-cash items included in net income:
Depreciation and amortization	307	267
Stock-based compensation	7,437	7,141
Deferred rent	(140)	(154)
Accretion to interest income and other	194	135
Changes in operating assets and liabilities:
Accounts receivable	(3,723)	(800)
Other assets	337	(950)
Fund management and administration payable	(3,111)	4,321
Compensation and benefits payable	(2,012)	530
Accounts payable and other liabilities	915	110

Net cash provided by operating activities	11,234	13,692

Cash flows from investing activities
Purchase of fixed assets	(190)	(108)
Purchase of investments	(10,004)	(8,114)
Proceeds from the redemption of investments	7,836	7,542

Net cash used in investing activities	(2,358)	(680)

Cash flows from financing activities
Net proceeds from sale of common stock	4,329	—
Shares repurchased	(2,261)	(2,153)
Proceeds from exercise of stock options	4,672	538

Net cash provided by/(used in) financing activities	6,740	(1,615)

Net increase in cash and cash equivalents	15,616	11,397

Cash and cash equivalents - beginning of period	25,630	14,233

Cash and cash equivalents - end of period	$41,246	$25,630

Supplemental disclosure of cash flow information

Cash paid for income taxes	$33	$13

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended			For the Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Total ETFs (in millions)
Beginning of period assets	16,783	15,004	11,184	12,182	9,891
Inflows/(outflows)	1,059	1,036	756	4,732	3,899
Market appreciation/(depreciation)	444	743	242	1,372	(1,608)

End of period assets	18,286	16,783	12,182	18,286	12,182

Average assets during the period	17,068	15,769	11,836	15,554	11,739

ETF Industry and Market Share (in billions)
ETF industry net inflows	55.4	51.8	43.9	185.4	117.6
WisdomTree market share of industry inflows	1.9%	2.0%	1.7%	2.6%	3.3%

International Developed Equity ETFs (in millions)
Beginning of period assets	2,896	2,846	2,501	2,407	2,311
Inflows/(outflows)	620	(58)	(94)	1,000	471
Market appreciation/(depreciation)	216	108	—	325	(375)

End of period assets	3,732	2,896	2,407	3,732	2,407

Average assets during the period	3,022	2,859	2,496	2,854	2,634

Emerging Markets Equity ETFs (in millions)
Beginning of period assets	6,542	5,430	3,230	3,613	3,780
Inflows/(outflows)	515	736	418	3,111	924
Market appreciation/(depreciation)	275	376	(35)	608	(1,091)

End of period assets	7,332	6,542	3,613	7,332	3,613

Average assets during the period	6,767	5,915	3,456	5,715	3,664

US Equity ETFs (in millions)
Beginning of period assets	4,640	4,094	2,523	3,429	2,057
Inflows/(outflows)	(205)	363	586	610	1,255
Market appreciation/(depreciation)	(64)	183	320	332	117

End of period assets	4,371	4,640	3,429	4,371	3,429

Average assets during the period	4,522	4,393	2,973	4,252	2,507

Currency ETFs (in millions)
Beginning of period assets	654	769	1,194	950	1,179
Inflows/(outflows)	(37)	(129)	(157)	(351)	(69)
Market appreciation/(depreciation)	(6)	14	(56)	12	(129)
Reclass to Int'l Fixed Income			(31)		(31)

End of period assets	611	654	950	611	950

Average assets during the period	632	694	1,120	772	1,480

International Fixed Income ETFs (in millions)
Beginning of period assets	1,904	1,698	1,493	1,506	564
Inflows/(outflows)	190	148	(34)	491	1,022
Market appreciation/(depreciation)	24	58	16	121	(111)
Reclass from Currency			31		31

End of period assets	2,118	1,904	1,506	2,118	1,506

Average assets during the period	1,990	1,749	1,536	1,770	1,297

Alternative Strategy ETFs (in millions)
Beginning of period assets	147	167	243	277	—
Inflows/(outflows)	(24)	(24)	37	(129)	296
Market appreciation/(depreciation)	(1)	4	(3)	(26)	(19)

End of period assets	122	147	277	122	277

Average assets during the period	135	159	255	191	157

Average ETF assets during the period
Emerging markets equity ETFs	39%	38%	29%	37%	31%
US equity ETFs	26%	28%	25%	27%	21%
International developed equity ETFs	18%	18%	21%	19%	22%
International fixed income ETFs	12%	11%	13%	11%	12%
Currency ETFs	4%	4%	10%	5%	13%
Alternative strategy ETFs	1%	1%	2%	1%	1%

Total	100%	100%	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.94%	0.94%	0.95%	0.95%	0.95%
Emerging markets equity ETFs	0.67%	0.67%	0.68%	0.67%	0.70%
International fixed income ETFs	0.55%	0.55%	0.55%	0.55%	0.55%
International developed equity ETFs	0.54%	0.54%	0.54%	0.54%	0.54%
Currency ETFs	0.50%	0.50%	0.49%	0.50%	0.49%
US equity ETFs	0.35%	0.35%	0.35%	0.35%	0.34%

Blended total	0.54%	0.54%	0.54%	0.54%	0.55%

Number of ETFs - end of the period
International developed equity ETFs	18	18	18	18	18
US equity ETFs	11	12	12	11	12
Currency ETFs	5	7	7	5	7
International fixed income ETFs	5	5	4	5	4
Emerging markets equity ETFs	5	5	4	5	4
Alternative strategy ETFs	2	2	2	2	2

Total	46	49	47	46	47

Headcount	70	70	65	70	65

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include proforma operating income, proforma expenses and proforma pre-tax operating margin. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We have disclosed our results excluding certain non-operating items including (1) our patent litigation with Research Affiliates LLC; (2) expenses for the WisdomTree ETF shareholder proxy solicitation; (3) advisory costs related to the preparation of our Form 10 for the initial listing of our common stock on NASDAQ; and (4) advisory and other related fees associated with the secondary offering of our common stock in November 2012. Management excludes these items when measuring our financial performance as they are not directly related to our core business of being an ETF sponsor and asset manager.

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	For the Three Months Ended			For the Year Ended
	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
GAAP total expenses	$18,321	$17,128	$15,286	$73,768	$62,068
Less ETF shareholder proxy	—	—	—	(3,264)	—
Less patent litigation	524	(219)	(150)	(176)	(150)
Less initial exchange listing and offering	(353)	—	—	(353)	(729)

Proforma operating expenses	$18,492	$16,909	$15,136	$69,975	$61,189

GAAP net income	$5,253	$4,533	$889	$11,030	$3,092
Add ETF shareholder proxy	—	—	—	3,264	—
Add patent litigation	(524)	219	150	176	150
Add initial exchange listing and offering	353	—	—	353	729

Proforma operating income	$5,082	$4,752	$1,039	$14,823	$3,971

GAAP net income	$5,253	$4,533	$889	$11,030	$3,092
Divide GAAP total revenue	23,574	21,661	16,175	84,798	65,160

GAAP pre-tax margin	22.3%	20.9%	5.5%	13.0%	4.7%

Proforma pre-tax net income	$5,082	$4,752	$1,039	$14,823	$3,971
Divide GAAP total revenue	23,574	21,661	16,175	84,798	65,160

Proforma pre-tax operating margin	21.6%	21.9%	6.4%	17.5%	6.1%